Exhibit 99.1

FOR IMMEDIATE RELEASE

Wegener Corporation Announces Results from Annual Stockholders’ Meeting

(February 4, 2010) – Duluth, Georgia – Wegener Corporation (Nasdaq: WGNR), a leading provider of equipment for television, audio and data distribution networks worldwide, today announced that the Company’s Annual Meeting of Stockholders was held on February 2, 2010. Four items were included on the proxy statement for consideration by stockholders and all were approved.

First, independent directors Stephen J. Lococo and Thomas G. Elliot were reelected as Class III directors of Wegener Corporation to serve for a three-year term.  Second, an amendment to the Company’s Certificate of Incorporation was approved, which allows the Company to effect a reverse stock split of all the Company’s issued and outstanding shares of common stock at an exchange ratio between and including twelve-for-one and twenty-for-one.  Third, the Company’s 2010 Incentive Plan was approved.  Finally, the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal 2010 was ratified.

Troy Woodbury, Wegener Corporation’s President and CEO remarked, “I am very pleased by the support we have received from shareholders in approving the four recommendations presented for consideration.  We have a lot of hard work to do to turn Wegener Corporation around and increase shareholder value.  Our entire team, employees, management and the board, are very focused on doing so.  Although a reverse stock split has been authorized by the stockholders, no such split will take place unless it is clear to me and the entire board that the future performance of the company will support such a split. Additionally, any options granted under the new incentive plan will be only be authorized by the Compensation Committee, which is comprised solely of independent directors.

An audio recording of the Annual Meeting of Stockholders is now available on WEGENER’s website.

ABOUT WEGENER

WEGENER® (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital video and audio solutions for broadcast television, radio, telco, private and cable networks. With over 30 years experience in optimizing point-to-multipoint multimedia distribution over satellite, fiber, and IP networks, WEGENER offers a comprehensive product line that handles the scheduling, management and delivery of media rich content to multiple devices, including video screens, computers and audio devices.  WEGENER focuses on long- and short-term strategies for bandwidth savings, dynamic advertising, live events and affiliate management.

WEGENER’s product line includes: iPump® media servers for file-based and live broadcasts; COMPEL® Network Control and COMPEL® Conditional Access for dynamic command, monitoring and addressing of multi-site video, audio, and data networks; and the Unity® satellite media receivers for live radio and video broadcasts.  Applications served include:  digital signage, linear and file-based TV distribution, linear and file-based radio distribution, Nielsen rating information, broadcast news distribution, business music distribution, corporate communications, video and audio simulcasts.

WEGENER® can be reached at (770) 814-4000 or at www.wegener.com.

WEGENER, COMPEL, COMPEL CONTROL, iPUMP, MEDIAPLAN, UNITY, ASSURED FILE DELIVERY, PANDA, PROSWITCH, VIDATA, the stylized W-design logo (for WEGENER®), the stylized C-design logo (for Compel®) and the stylized PANDA design logo are all registered trademarks of WEGENER®.  All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby.  Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding  future sales, income and cash flows.  Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to:  customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2010 and beyond, and success of the Company’s research and development efforts aimed at developing new products.  Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results.  Forward-looking statements speak only as of the date the statement was made.  The Company does not undertake any obligation to update any forward-looking statements.

PRESS CONTACT:
Melanie Charles – Marketing Manager
WEGENER
(770) 814-4048
Email: m.charles@wegener.com

INVESTOR RELATIONS CONTACT:
Jim Traicoff – CFO
WEGENER
(770) 814-4000
FAX (770) 623-9648
Email: info@wegener.com